                                                                      EXHIBIT 12

                                   CONOCO INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)


                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                                                 ---------------   -----------------------------------------------
                                                                       2000          1999     1998      1997       1996     1995
                                                                     -------       -------   -------   -------   -------   -------

Net income .....................................................     $   399       $   744   $   450   $ 1,097   $   863   $   575
Provision for income taxes .....................................         313           473       244     1,010     1,038       774
Equity in earnings of affiliates ...............................         (80)         (150)      (22)      (40)       25       (22)
                                                                     -------       -------   -------   -------   -------   -------
Pretax income before adjustment for minority interests in
   consolidated subsidiaries or income or loss from equity
   affiliates ..................................................         632         1,067       672     2,067     1,926     1,327
Fixed charges (see below) ......................................         102           412       337       174       188       210
Amortization of capitalized interest ...........................          10            46        40        46        53        53
Distributed income in equity affiliates ........................          22            77       105        58        85        42
Capitalized interest ...........................................          (3)           (6)      (72)      (94)      (75)      (95)
                                                                     -------       -------   -------   -------   -------   -------
         Total adjusted earnings available for payment of
            fixed charges (a)(b) ...............................     $   763       $ 1,596   $ 1,082   $ 2,251   $ 2,177   $ 1,537
                                                                     =======       =======   =======   =======   =======   =======

Ratio of earnings to fixed charges .............................         7.5           3.9       3.2      12.9      11.6       7.3
Fixed charges
     Interest and debt expense - borrowings ....................     $    83       $   311   $   199   $    36   $    74   $    74
     Capitalized interest ......................................           3             6        72        94        75        95
     Rental expense representative of interest factor ..........          16            95        66        44        39        41
                                                                     -------       -------   -------   -------   -------   -------
         Total fixed charges ...................................     $   102       $   412   $   337   $   174   $   188   $   210
                                                                     =======       =======   =======   =======   =======   =======

Ratio of earnings to fixed charges excluding special items
     Earnings from above .......................................     $   763       $ 1,596   $ 1,082   $ 2,251   $ 2,177   $ 1,537
     Special items (pretax) (c) ................................         (12)           60       454       (91)      (22)       71
                                                                     -------       -------   -------   -------   -------   -------
   Earnings adjusted for special items .........................     $   751       $ 1,656   $ 1,536   $ 2,160   $ 2,155   $ 1,608
                                                                     =======       =======   =======   =======   =======   =======
Fixed charges from above .......................................     $   102       $   412   $   337   $   174   $   188   $   210
                                                                     =======       =======   =======   =======   =======   =======
Ratio of earnings adjusted for special items to fixed
   charges .....................................................         7.4           4.0       4.6      12.4      11.5       7.7

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a)   Equity affiliate pretax losses, where incurred, include no guaranteed payments.
b)   There are no fixed charges in subsidiaries with minority interests.
c) Includes special items as reported in first quarter 2000 Form 10-Q. See Conoco's 1999 Form 10-K for discussion of prior years' special items.